Exhibit 32

SECTION 906 CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER OF
BOISE CASCADE HOLDINGS, L.L.C.

We are providing this Certificate pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C., Section 1350. It accompanies Boise Cascade Holdings, L.L.C.’s annual report on Form 10-K for the year ended December 31, 2005.

I, W. Thomas Stephens, Boise Cascade Holdings, L.L.C.’s chief executive officer, certify that:

(i)            The Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)           The information contained in the Form 10-K fairly presents, in all material respects, Boise Cascade Holdings, L.L.C.’s financial condition and results of operations.

/s/ W. Thomas Stephens
W. Thomas Stephens Chief Executive Officer

I, Thomas E. Carlile, Boise Cascade Holdings, L.L.C.’s chief financial officer, certify that:

(i)            The Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)           The information contained in the Form 10-K fairly presents, in all material respects, Boise Cascade Holdings, L.L.C.’s financial condition and results of operations.

/s/ Thomas E. Carlile
Thomas E. Carlile Chief Financial Officer
Dated: March 1, 2006

A signed original of this written statement required by Section 906 will be retained by Boise Cascade Holdings,

L.L.C., and furnished to the Securities and Exchange Commission or its staff upon request.